UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 30, 2008

Interleukin Genetics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective as of April 30, 2008, Interleukin Genetics, Inc. (the “Company”) entered into a one-year employment agreement with Eliot M. Lurier for the position of Chief Financial Officer that provides for automatic annual renewal terms.  The agreement provides for a minimum annual base salary of $217,000, a sign-on bonus of up to $15,000 payable following the first four months of employment and annual, discretionary bonuses of up to 30% of his base salary in effect during the year for which the bonus relates.  Bonuses will be determined by the Compensation Committee of the Board of Directors upon the suggestion of the Chief Executive Officer and will be based upon the employee’s performance and the overall performance of the Company for the year.  Upon hire, Mr. Lurier will also be granted an option to purchase 40,000 shares of the Company’s common stock at an exercise price equal to the closing price as reported on the American Stock Exchange on the grant date of the option.  The option will vest in equal annual installments of 8,000 shares on each of the first five anniversaries of the grant date.

The agreement is terminable by (i) the Company with immediate effect if with cause or upon thirty days prior written notice if without cause, or (ii) Mr. Lurier upon thirty days prior written notice.  If the Company terminates Mr. Lurier without cause and at any time following the three-month anniversary of April 30, 2008, then the Company will pay Mr. Lurier, in addition to any accrued, but unpaid compensation prior to the termination, an amount equal to six months of his base salary in effect at the time of the termination and six months of continued healthcare coverage, to the same extent that the Company provided healthcare coverage during his employment, if Mr. Lurier elects to continue participation in the Company’s health plans.  The agreement further provides that Mr. Lurier will be prohibited, during his employment and for a period of six months following the termination of his employment, from accepting employment with or otherwise having an interest in a U.S.-based entity that develops and sells genetic testing products, from providing services to others that might conflict with the Company’s interests or the Company’s customers’ or clients’ interests, from sharing information or data pertaining to the Company’s customers or clients with others, from soliciting or attempting to take away the Company’s customers or clients, and from recruiting or attempting to recruit or hire or attempt to hire any employees of the Company.

A copy of the Company’s press release announcing Mr. Lurier’s appointment, dated April 30, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The disclosure provided under Item 1.01 above is incorporated herein by reference.   Effective as of April 30, 2008, the Company’s Board of Directors appointed Eliot M. Lurier, age 50, as Chief Financial Officer of the Company.  Prior to joining the Company and since April 2005, Mr. Lurier was Vice President, Finance and Administration and Chief Financial Officer of Nucryst Pharmaceuticals (NASDAQ:NCST, TSX:NCS), which he assisted in its initial public offering and where he was responsible for the company’s reporting to the Securities and Exchange Commission and the implementation of Sarbanes-Oxley requirements. From April 2004 to March 2005, Mr. Lurier served as Chief Financial Officer and Chief Operating Officer for Bridge Pharmaceuticals, Inc., where he established policies for managing business operations. From 1983 to 2004, Mr. Lurier held a number of senior-level financial positions, including Chief

Financial Officer of Admetric Biochem, Inc., and Chief Financial Officer, Treasurer and Vice President of Finance of Ascent Pediatrics, Inc.  From 1981 to 1983, Mr. Lurier was an auditor at Coopers and Lybrand in Boston, MA.  He earned a B.S. in Accounting from Syracuse University in 1980 and is a Certified Public Accountant in Massachusetts.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibit.

99.1         Press Release dated April 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: May 2, 2008	/s/ LEWIS H. BENDER
Lewis H. Bender
Chief Executive Officer
(Signature)